EXHIBIT 10.1

AMENDMENT TO THE 2014 AMENDED BRIDGE LOAN AGREEMENT

AMENDMENT TO THE BRIDGE LOAN AGREEMENT DATED November 10, 2014 is dated as of November 3, 2017, by and between SolarWindow Technologies, Inc., a corporation organized under the laws of the State of Nevada (“Borrower”), and Kalen Capital Corporation, a corporation organized under the laws of the Province of Alberta, Canada (“Creditor”).

W I T N E S S E T H:

WHEREAS, Borrower and Creditor entered into Bridge Loan Agreement dated as of October 7, 2013 (the “Original Agreement”), pursuant to which Creditor agreed to make a loan to Borrower in the principal amount of THREE MILLION DOLLARS (US$3,000,000) (the “Loan Amount”);

WHEREAS, on November 10, 2014, Borrower and Creditor Amended and Restated the Original Agreement (the “Amended Agreement”) pursuant to which, among other things, the parties agreed to extend the maturity date of the Loan to December 31, 2015; and

WHEREAS, on December 31, 2105, Borrower and Creditor entered into a Second Amended Bridge Loan Agreement (the “ Amendment to the Amended Agreement”) as an amendment to the Amended Agreement and pursuant to which the parties agreed, among other things, to extend the maturity date of the Loan to December 31, 2017; The Amended Agreement and the Amendment to the Amended Agreement are collectively referred to as the “Loan Agreement;”

WHEREAS, the Loan made pursuant to the Loan Agreement is evidenced by the Amended Note as the same has been amended, as provided in the Second Amendment; and

WHEREAS, Borrower and Creditor desire to (i) extend the maturity date of the Loan to from December 31, 2017 to December 31, 2019 (the “Maturity Date”) and (ii) increase the interest rate payable on the outstanding principal balance of the Loan and any accrued and unpaid interest thereon to ten and one-half (10.5%), all on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, all capitalized but undefined terms used herein shall have the meaning set forth in the Loan Agreement.

2. Extension of Maturity Date. Borrower and Creditor hereby agree to extend the Maturity Date for payment of the Principal Amount and all interest due thereon to December 31, 2019 and all references in the Loan Agreement to Maturity Date shall mean December 31, 2019.

3. Increase in Interest Rate. Borrower and Creditor hereby agree that commencing on and as of November 3, 2017 the interest rate payable on the outstanding balance of, and on the accrued and unpaid interest under, the Note will be ten and one-half percent (10.5%). The Borrower will deliver an amendment to the Note substantially in the form of Exhibit A hereto.

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4. Extension of Warrant Expiration Date.

(a) Borrower hereby agrees, effective as of the date hereof, without any further action or acts required of the Creditor, to extend the termination date of all of Creditor's existing warrants as of the date hereof, including, but not limited to the warrants listed on Exhibit B hereto, to the later of: (i) the current termination date of the respective warrant, or (ii) December 31, 2022 (the “Extended Termination Date”).

(b) If requested by Creditor, Borrower shall exchange any current warrant for a new warrant evidencing the Extended Termination Date. Notwithstanding the foregoing, Creditor shall not be obligated to exchange any warrant and Borrower hereby agrees to amend its warrant registry to reflect the Extended Termination Date.

5. No Other Changes. Except as specifically set forth herein, the terms, provisions and conditions of the Loan Agreement remain in full force and effect.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original and all of which together shall constitute a single agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have entered into this Amendment to the 2014 Amended Bridge Loan Agreement as of November 3, 2017.

SolarWindow Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

Kalen Capital Corporation

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	President

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EXHIBIT A

TO THE

AMENDMENT TO THE 2014 AMENDED BRIDGE LOAN AGREEMENT

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THIS AMENDMENT (this “Amendment”) TO CONVERTIBLE PROMISSORY NOTE dated October 6, 2013 and amended November 10, 2014 (collectively, the “Amended Note”) and as further amended on December 31, 2015, by SolarWindow Technologies, Inc. (formerly, New Energy Technologies, Inc.), a Nevada corporation having its principal place of business at 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044 (“Maker”) on behalf of Kalen Capital Corporation, an Alberta, Canada corporation having its principal place of business at The Kalen Capital Building, 7th Floor, 688 West Hastings St., Vancouver, BC V6B 1P1 (“Payee”), is dated November 3, 2017.

WHEREAS, Maker and Payee desire to (i) extend the maturity date of the Amended Note to December 31, 2019 (the “Maturity Date”) and (ii) to increase the interest payable under the Amended Note from 7% to 10.5% per annum.

NOW, THEREFORE, FOR AND VALUABLE CONSIDERATION, the receipt and sufficiency is hereby acknowledged, Maker hereby agrees as follows:

1. Maturity Date. The entire outstanding balance of the principal of and accrued and unpaid interest under the Promissory Note, will be due and payable in full on December 31, 2019 (the “Maturity Date”).

2. Interest Accrual. Notwithstanding the date of this Amendment, interest shall continue to accrue on the outstanding principal balance and accrued and on paid interest thereon as of November 3, 2017 of issuance through the Maturity Date at the rate of ten and one-half percent (10.5%) per annum.

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3. Miscellaneous. This Amendment fully and completely expresses the agreement of the parties with respect to the Amended Note and shall not be modified or amended except by written agreement executed by each of the parties hereto. Except as amended and/or modified by this Amendment, the Amended Note is hereby ratified and confirmed and all other terms of the Amended Note shall remain in full force and effect, unaltered and unchanged by this Amendment. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Amended Note are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this amendment to the Amended Note as of November 3, 2017.

SolarWindow Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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EXHIBIT B

TO THE

AMENDMENT TO THE 2014 AMENDED BRIDGE LOAN AGREEMENT

Creditor’s Warrants as of November 3, 2017

246,000 Series M Warrants having an initial exercise price of $2.34;

767,000 Series N Warrant having an initial exercise price of $3.38;

213,500 Series P Warrants having an initial exercise price of $3.70;

468,750 Series R Warrants having an initial exercise price of $4.00; and

300,000 Series S-A Warrants having an initial exercise price of $2.53

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